UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2006
CABG MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-51050	41-958628

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14505 21st Avenue North, Suite 212
Minneapolis, MN 55447

(Address of principal executive offices) (Zip Code)

(763) 258-8005

(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On March 17, 2006, CABG Medical, Inc. (the “Company”) received notification from The Nasdaq Stock Market of its intent to delist the Company’s common stock from the Nasdaq National Market effective April 28, 2006, one day following its Special Meeting of the Shareholders to approve the Company’s Plan of Liquidation and Dissolution (the “Plan”). The notification was based on Nasdaq’s review of the Company’s Form 8-K filed on February 13, 2006, which disclosed the Company’s plan to substantially reduce operations in anticipation of a possible dissolution, and the Company’s Form 10-K for the year ended 2005 filed on February 27, 2006, which disclosed the Board of Directors’ approval of the Plan. Nasdaq has made its determination under Marketplace Rule 4300, which provides Nasdaq the discretion of discontinuing listing of securities in Nasdaq based on any event, condition or circumstance that exists or occurs that makes continued listing inadvisable or unwarranted in the opinion of Nasdaq, and Marketplace Rule 4450(f), which provides that Nasdaq may suspend or terminate continued listing of securities if a plan of liquidation has been adopted. On March 23, 2006, the Company issued a press release announcing Nasdaq’s intent, which press release is furnished as Exhibit 99.1 hereto and is incorporated by reference.
Item 8.01. Other.
     On March 23, 2006, CABG Medical, Inc. (the “Company”) issued a press release to announce it has set the time and date for its Special Meeting of Shareholders (the “Meeting”) as 2:00 p.m. Central Daylight Time (3:00 p.m. Eastern Daylight Time) on Thursday, April 27, 2006. At the Meeting, shareholders of record will vote on the Company’s Plan of Liquidation and Dissolution. The full text of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
   99.1       Press Release dated March 23, 2006 of CABG Medical, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABG MEDICAL, INC.
By:	/s/ John L. Babitt
John L. Babitt
President, Chief Operating Officer and Chief Financial Officer

Dated: March 23, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 23, 2006, of CABG Medical, Inc.

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